Exhibit 99.1

May 5, 2022

Fellow Shareholders,

In the first quarter, despite a challenging macro environment, fuboTV achieved strong growth in subscribers and revenue, with North American subscriber growth of 81% year-over-year. In addition, ad revenue grew 81% year-over-year. In a less robust advertising market, however, we experienced some pressure on adjusted contribution margin due to slower ad sales growth than we had initially expected. Importantly, we strengthened our balance sheet, ending the quarter with $456.0 million in cash. This increased financial flexibility is expected to take us through 2023, and we are targeting positive cash flow and Adjusted EBITDA (AEBITDA) in 2025, with a relatively modest cash requirement anticipated in 2024. We have sharpened our focus on our strategies to achieve profitability as we continue to scale. We believe that the initiatives we are undertaking strike an appropriate balance of capturing market share while driving the operating leverage inherent in our model.

We are committed to a business which replaces the decades-old basic cable package by giving consumers increased and improved content, “anytime anywhere” access and mobility, increased choice and flexibility, personalization and interactivity - including gaming. While striving to be the most compelling destination for cord cutters, fuboTV has started to enact a series of approaches to increase monetization, accelerate our ad sales business, and further strengthen our unit economics.

The overall market continues to move in our direction with cord cutting continuing to accelerate. Consumers are increasingly choosing fuboTV over more expensive legacy pay TV services, due to our differentiated, personalized user experience that offers great content at exceptional value. Over the course of the last few quarters, we have asserted that the proliferation of streaming video-on-demand (SVOD) services will become increasingly burdensome and costly for consumers, leading to a shift back to aggregation and bundling. Recently, several industry experts have validated our view. For example, analyst Michael Nathanson, Senior Research Analyst at MoffettNathanson, covering both the Media industry and the leading Digital Advertising companies, commented on CNBC:

“As a consumer, what I want is what I had in the linear bundle. One place with ease of use, content and discovery. That old linear bundle, which everyone hates and wants to cut the cord on, actually provided people with a pretty good user experience in terms of discovery of content and you just knowing where things were because it was all linear.”

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Similarly, Nielsen recently published a study showing that:

“64% of viewers say they wish there was a bundled video streaming service that would allow them to choose as few or as many video streaming services as they wanted, more like channels” and “45% of viewers say it’s harder to find the video streaming content they want to watch because there are too many streaming services available for consumers”1.

We believe that our diversified content mix, augmented by a personalized and interactive streaming experience, is the future of this space and the key to capturing mindshare and market share. Television viewing tethered to a wire in the home is yesterday’s technology.

As a result, in the first quarter, our North American Streaming business delivered double-digit year-over-year growth in total paid subscribers (up 81% to 1,056,245), total revenue (up 98% to $236.7 million), and advertising revenue (up 81% to $22.8 million). Importantly, engagement also remained strong. We are also pleased with our ongoing reductions in churn, with an improvement of 49 basis points year-over-year, and acquisition efficiency, with our Subscriber Acquisition Cost (SAC)/Average Revenue Per User (ARPU) ratio at the low end of our target 1.0-1.5X range.

In Rest of World (ROW) Streaming, we ended the quarter ahead of expectations with approximately 305,000 total paid subscribers and $5.5 million in total revenue. This marks our first full quarter of being operational in France following our acquisition of Molotov in December 2021. Our Molotov integration initiatives continue to lay the foundation for growth and profitability in the region and globally. Additionally, we believe the unification of our technology platforms will result in approximately $75 million in cost synergies between 2022 and 2025.

In our efforts to drive operating leverage and expand margins, we initiated a series of strategies to strengthen monetization, including funnel optimization to drive take-rate of higher-ARPU products and the migration of lower-ARPU subscribers to higher-ARPU bundles which commenced in the second quarter. We are also launching additional upsell pathways to drive attachment sales, such as our recently launched News Plus product. These strategies are already yielding meaningful ARPU expansion, which we expect to continue in the quarters to come.

1 Source: Nielsen State of Play Report, April 2022.

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Q1 2022 Results and Q2 Forecast

Summary Financials (millions) (GLOBAL)	1Q21	1Q22	1Q22 YoY %
	As-Reported	As-Reported
Revenue	$119.7	$242.0	+102%
Total Operating Expenses	$184.8	$377.3	+104%
Net Loss	$70.2-	$-140.8	-101%
Net Loss Margin	-58.6%	-58.2%	+44 bps
Adjusted EBITDA	$-46.5	$-105.5	-127%
Adjusted EBITDA Margin	-38.8%	-43.6%	-475 bps

Key Operating Metrics (NORTH AMERICA STREAMING)	1Q21	1Q22	1Q22 YoY %
	As-reported	As-reported
Subscribers (thousands)	582	1,056	+81%
Revenue ($ in millions)	$119.6	$236.7	+98%
Subscription ARPU	$62.69	$64.16	+2%
Advertising ARPU	$7.20	$6.87	-5%
Adjusted Contribution Margin %	5.2%	-0.8%	-598 bps

Key Operating Metrics (REST OF WORLD STREAMING)	1Q21	1Q22	1Q22 YoY %
	Adjusted[2]	As-reported
Subscribers (thousands)	151	305	+102%
Revenue ($ in millions)	$3.3	$5.5	+66%
Total ARPU	$7.50	$7.63	+2%
Adjusted Contribution Margin %	-114.0%	-9.7%	+10,434 bps

2 1Q21 Rest of World Streaming adjusted metrics represent fuboTV’s Spain business historical results combined with Molotov pre-acquisition results. Please refer to the section “Reconciliation of Non-GAAP Financial Measures.”

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Guidance (NA)	2Q22	FY22
Revenue ($ in millions)	$220-$225	$1,020-$1,030
Subscribers (thousands)	965-975	1,465-1,485

Guidance (ROW)	2Q22	FY22
Revenue ($ in millions)	$5-$6	$20-$25
Subscribers (thousands)	300-310	300-310

We had a first quarter 2022 earnings per share (EPS) loss of $0.89, inclusive of $0.07 impact from expenses incurred for our wagering business and $0.05 associated with the Molotov business acquired in 4Q21, compared to a loss of $0.59 in the first quarter of 2021. Adjusted EPS in the first quarter of 2022 was a loss of $0.69. Adjusted EPS excludes the non-cash impact of stock-based compensation, the re-measurement of warrant liabilities, and the amortization of intangibles debt discount and other non-cash items3.

We ended the quarter with $456.0 million of cash, cash equivalents, and restricted cash. This included $203.8 million of net proceeds from securities sales pursuant to our At-The-Market (ATM) program, $2.0 million cash expense related to M&A activities and $11.6 million cash investments for wagering activities, inclusive of $4 million related to our market access licensing arrangements. We remain highly disciplined in the management of our capital structure to afford fuboTV the financial flexibility and optionality to fund measured and disciplined growth initiatives.

Operating cash flow in the quarter was negative $126.6 million, inclusive of the impacts of $2.6 million non-recurring payments, and $7.5 million operating cash outflow associated with the wagering business. Relative to 1Q22, our expectation is that operating cash flow losses will moderate meaningfully over the rest of the year.

As of March 31, 2022, fuboTV had 182,677,189 shares of common stock issued and outstanding.

3 Refer to the reconciliations of GAAP Net Loss to Non-GAAP Adjusted Net Loss in the non-GAAP information in the tables. Adjusted EPS represents Adjusted Net Loss divided by the number of weighted average shares outstanding for the applicable period.

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Operational Highlights

Note: To allow a more meaningful assessment of the operational advancements in the business, the metrics reported in this “Operational Highlights” section refer to our North America streaming business.

Ad Sales

fuboTV achieved ad revenue of $22.8 million, an increase of 81% versus Q1 of 2021. The majority of Q1 revenue was returning business with a strong influx from new advertisers, while revenue among our top 10 advertisers grew 143% year-over-year. Market conditions impacted advertiser demand, and we experienced delays in improving our ad technology and launching new capabilities for advertisers. Although Ad ARPU declined 4.5% year-over-year, we believe our ongoing efforts will lead to improvement as the year progresses, and we maintain our long term target for Ad ARPU at $15-20.

Within the quarter, building on our strategic first-party data partnerships with LiveRamp and Dentsu’s M1 platform, we launched an alliance with leading advertising measurement company Kantar. This partnership enables advertisers to measure the effectiveness of their campaigns on fuboTV, which we expect to be a powerful tool in continuing to drive performance-based and outcome-driven advertising. A study we executed with Kantar and a leading pharmaceutical company showed a 9% increase in purchase intent and also showed that fuboTV’s campaign performance topped Kantar’s market norm across consideration and preference. Additionally, we continued to grow our demand partners, adding Triple Lift as well as LG Ads.

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We remain focused on continuing to build out our ad sales infrastructure as advertising represents a vital lever for profitability. We are optimizing our ad serving platform in order to offer our advertisers highly-targeted inventory, and to maximize return on investment (ROI) on our platform. Additionally, we have rolled out a new recommendation-driven homepage across all of our device platforms, giving us sophisticated tools to promote higher-value advertising content in a personalized way for our subscribers.

Moving forward, we remain focused on strategic hires, continued deployment of first-party data to further enhance our targeting capabilities and the creation of new ad units and inventory across our video and sportsbook products. We believe these initiatives will position us to benefit from market trends that continue to favor fuboTV’s value proposition to advertisers and grow contribution margin.

Additionally, today, we held our annual Upfront and presented numerous opportunities for advertisers to leverage our sports-first platform to follow their audiences and reach highly-engaged fans. This includes the unveiling of custom audience-targeting strategies and a forthcoming original series hosted by NBA star R.J. Hampton of the Orlando Magic on our Fubo Sports Network.

Content Strategy

We recently announced the appointment of Henry Ahn, a respected media industry executive who has played a critical advisory role as a member of fuboTV’s board of directors since 2020, to the newly-created position of Chief Business Officer. In his new role, Henry is responsible for fuboTV’s content strategy and licensing as well as business development. Importantly, he has been tasked with realigning our content costs as we continue to scale the business. Previously, Henry served as President of Content Distribution and Partnerships for Univision Communications Inc.

As part of strategy, we are focused on increasing the number of free ad-supported television channels, or FAST networks, offered on fuboTV. We believe these channels will enable us to grow profitable ad revenue as they bring premium programming to our customers with minimal expected content costs. Recent FAST channel launches on fuboTV include Fox Weather, Revry, Revry News, Tastemade en Espanol, Tastemade Travel and more.

Similarly, we are investing in direct content rights to better leverage the Subscriber Related Expenses (SRE) line. During the first quarter, we acquired direct rights for two of Europe’s most renowned soccer properties: Union of European Football Association (UEFA) national team competitions and the English Premier League (EPL). Through a six-year sublicense with FOX Sports, fuboTV will stream select UEFA matches in the U.S., beginning with the UEFA Nations League™ in June 2022. And, starting in August 2022, fuboTV will be the home of the EPL, England’s top soccer league, in Canada. These direct rights are aligned with our broader profitability goals as they represent differentiation which helps efficiently attract subscribers, unlock multiple monetization opportunities including sponsorships and additional ad units, and helps us gain leverage over the SRE line.

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Outside of the core bundle, we continue to build attachment sales and upsells as another driver of our path toward positive AEBITDA. During the quarter, we expanded our Spanish-language offering with the launch of several networks from Hemisphere Media Group Networks, and, at a time when international news was on the forefront of everyone’s mind, we launched a News Plus add-on channel package with networks including BBC World News and Bloomberg TV Plus. Content attachments are also another important lever to drive healthy contribution margin as they can have gross margins of up to 90%.

Wagering

Wagering remains an important pillar in our path to profitability and in our strategy to integrate interactivity into our live TV streaming experience. We believe our differentiated approach will disrupt both video and gaming, tapping into the broad gaming market, and unlocking the casual player. Last quarter we shared that crossover users (those who are both video subscribers and sportsbook players) are placing more bets and retaining at higher rates than sportsbook-only players, and our data continues to support our thesis around the strength of a fully-integrated experience. Over time, we believe this will expand ARPU and drive strong unit economics as users in our ecosystem engage more fully across our platform.

With our proprietary Fubo Sportsbook, we have brought a unique wagering experience to the market. Fubo Sportsbook is distinct as the only owned-and-operated app in the U.S. that syncs live sports viewing and wagering in a single ecosystem. While other major sportsbooks have embraced a parallel live sports streaming experience, they have elected to partner with media companies rather than build integrated usability. Fubo Sportsbook is now live in Arizona and Iowa, and we expect to launch Fubo Sportsbook in additional markets this year.

Consistent with our focus on judicious capital allocation, we have enacted a measured approach to our entry into new markets as we build the foundation to support this initiative at scale and innovate our differentiated product. We have now secured 10 market access licenses in regions that are closely aligned with our subscriber base and we believe that over the long-term we will generate an attractive return on these investments, with our built-in video audience allowing us to acquire users more efficiently, with a limited amount of marketing spend.

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Leadership

Following last quarter’s appointment of John Janedis as CFO, during the quarter, we further strengthened our leadership team with the addition of Julie Haddon, former National Football League (NFL) executive and current co-owner of the Chicago Red Stars of the National Women’s Soccer League (NWSL), to our Board of Directors and as a member of our Audit Committee. Julie replaced Henry Ahn who, as mentioned earlier in the letter, has transitioned to fuboTV’s management team in the newly created position of Chief Business Officer.

Guidance

North America Streaming

Given the recent migration of our existing “Starter” ($64.99/mo) customers into our “Pro” ($69.99/mo) plan as well as the seasonality in our business, our Q2 2022 guidance projects 965,000-975,000 subscribers, representing 44% year-over-year growth at the midpoint, and revenue of $220-$225 million, representing 70% year-over-year growth at the midpoint. While this represents a sequential decline, it is consistent with normal seasonal trends in our business. We remain confident in our long-term trajectory of driving growth, as we advance towards our goal of turning cash flow and AEBITDA positive in 2025.

On a full-year basis we are updating our previous guidance, including revenue of $1,020-$1,030 million, representing 61% year-over-year growth at the midpoint. Note that this guidance does not include any projected revenues from online sports wagering. We are also guiding to total year-end subscribers of 1,465,000-1,485,000, representing 31% year-over-year growth at the midpoint.

ROW Streaming

We are guiding to Q2 2022 revenue of $5-$6 million and subscribers of 300,000-310,000.

On a full-year basis, we are increasing our previous guidance to projected revenue of $20-$25 million and total year-end subscribers of 300,000-310,000.

This ROW guidance reflects our focus on a deliberate cadence to our integration efforts and a measured deployment of investment dollars.

Within Global Streaming, we expect to see operating leverage and AEBITDA margin expansion going forward. Accordingly, we plan to give guidance around AEBITDA margin in the ensuing quarters.

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Conclusion

Our total revenue and subscriber results for the quarter are testament to the strength of our offerings and consumers’ desire to have access to compelling content with great value. We also continue to be the beneficiary of the acceleration of cord cutting and the ongoing shift of ad dollars to CTV. We believe our strategies to drive operating leverage in our business and expand unit economics through our disciplined growth plan will allow us to continue to deliver a superior consumer experience and advance towards our goal of positive cash flow and Adjusted EBITDA in 2025.

We are excited to share more regarding our strategic plan, key initiatives, and long-term financial targets at our soon to be finalized investor day in mid-August, and showcase our continued progress towards building the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering.

We look forward to keeping you updated and thank you for your continued support.

Sincerely,

David Gandler, co-founder and CEO Edgar Bronfman Jr., executive chairman

Q1 2022 Earnings Live Video Webcast

fuboTV CEO David Gandler and CFO John Janedis will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webinar will be available on the Events page of fuboTV’s investor relations website. An archived replay will be available on fuboTV’s website following the webinar. Participants should join the webinar 10 minutes in advance to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under fuboTV Inc.’s filings, as well as https://ir.fubo.tv.

fuboTV intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 that will be filed with the SEC.

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About fuboTV

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content, interactivity and integrated wagering, fuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. fuboTV Inc. operates in the U.S., Canada, France and Spain.

Leveraging its proprietary data and technology platform optimized for live TV and sports viewership, fuboTV Inc. aims to turn passive viewers into active participants and define a new category of interactive sports and entertainment television. The company’s sports-first cable TV replacement product, fuboTV, offers U.S. subscribers more than 100 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2021). Subscribers can interact with fuboTV’s live streaming experience through predictive free-to-play games, which are integrated into select sports content.

Fubo Gaming Inc., a subsidiary of fuboTV Inc., launched Fubo Sportsbook, a next-generation mobile sportsbook purpose-built to integrate with fuboTV, in 2021.

Forward-Looking Statements

This letter contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding the Molotov acquisition, expected synergies of the technology platforms, our international expansion plans and the markets in which we expect to operate, our financial condition, anticipated financial performance, including quarterly and annual guidance and cash flow and Adjusted EBITDA targets, market opportunity and future plans regarding subscription levels, business strategy and plans, the continued shift in consumer behavior and the continued rollout of Fubo Sportsbook. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to risks related to our pursuit and engagement in acquisitions; our actual operating results may differ significantly from our guidance; risks related to fuboTV’s access to capital and fundraising prospects to fund its ongoing operations and support its planned growth; risks related to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our technology, as well as cybersecurity and data privacy-related risks; our ability to achieve or maintain profitability; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to attract and retain subscribers; we may not be able to license streaming content or other rights on acceptable terms; risks related to our ability to capitalize develop and market a sports wagering offering and the regulatory regime and related risks associated with such offering; risks related to the difficulty in measuring key metrics related to our business; risks related to the highly competitive nature of our industry; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Annual Report on Form 10-K for the full year ended December 31, 2021 filed with the Securities and Exchange Commission (“SEC”) on March 1, 2022, our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent fuboTV’s views as of the date of this letter. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this letter.

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(fuboTV Inc. Financial Statements begin on the following pages)

fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,
	2022	2021
	Unaudited	Unaudited
Revenues
Subscriptions	$219,168	$107,114
Advertising	23,152	12,606
Wagering	(301)	-
Total revenues	242,019	119,720
Operating expenses
Subscriber related expenses	245,661	113,307
Broadcasting and transmission	20,297	10,551
Sales and marketing	46,186	22,143
Technology and development	21,425	11,438
General and administrative	32,229	18,154
Depreciation and amortization	11,462	9,209
Total operating expenses	377,260	184,802
Operating loss	(135,241)	(65,082)

Other income (expense)
Interest expense and financing costs	(3,770)	(2,454)
Amortization of debt discount	(600)	(2,512)
Change in fair value of warrant liabilities	(1,701)	(585)
Other income (expense)	92	(18)
Total other income (expense)	(5,979)	(5,569)
Loss before income taxes	(141,220)	(70,651)
Income tax benefit (provision)	403	465
Net loss	(140,817)	(70,186)
Less: net loss attributable to non-controlling interest	93	76
Net loss attributable to common stockholders	$(140,724)	$(70,110)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.89)	$(0.59)
Weighted average shares outstanding:
Basic and diluted	157,503,479	118,584,166

Stock-based compensation was allocated as follows:
Subscriber related expenses	40	14
Sales and marketing	8,880	713
Technology and development	2,684	2,070
General and administrative	7,845	6,577
Total stock-based compensation	19,449	9,374

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fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2022	2021
	Unaudited	Unaudited
ASSETS
Cash and cash equivalents	$450,922	$374,294
Cash reserved for users	731	579
Accounts receivable, net	33,598	34,308
Prepaid and other current assets	35,344	19,324
Total current assets	520,595	428,505

Property and equipment, net	7,253	6,817
Restricted cash	5,112	5,112
Intangible assets, net	207,757	218,186
Goodwill	627,632	630,269
Right-of-use assets	41,010	37,755
Other non-current assets	46,401	43,134
Total assets	$1,455,760	$1,369,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	50,473	56,460
Accrued expenses and other current liabilities	219,032	219,579
Notes payable	5,251	5,113
Deferred revenue	42,991	44,296
Warrant liabilities	-	3,548
Long-term borrowings - current portion	3,607	3,668
Current portion of lease liabilities	6,201	4,633
Total current liabilities	327,555	337,297

Convertible notes, net of discount	392,217	316,354
Deferred income taxes	2,028	2,431
Lease liabilities	37,151	34,129
Other long-term liabilities	8,562	8,686
Total liabilities	767,513	698,897

Redeemable non-controlling interest	1,725	-

Stockholders’ equity:
Common stock par value $0.0001: 400,000,000 shares authorized; 182,677,189 and 153,950,895 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	18	16
Additional paid-in capital	1,837,195	1,691,206
Accumulated deficit	(1,137,335)	(1,009,293)
Non-controlling interest	(11,313)	(11,220)
Accumulated other comprehensive income (loss)	(2,043)	172

Total stockholders’ equity	686,522	670,881
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,455,760	$1,369,778

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fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
	Unaudited	Unaudited
Cash flows from operating activities
Net loss	$(140,817)	$(70,186)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,462	9,209
Amortization of gaming licenses and market access fees	866	-
Stock-based compensation	19,449	9,374
Amortization of debt discount	600	2,512
Deferred income tax benefit	(403)	(465)
Change in fair value of warrant liabilities	1,701	585
Amortization of right-of-use assets	901	251
Accrued interest on notes payable	-	125
Other adjustments	(180)	(5)
Changes in operating assets and liabilities of business, net of acquisitions:
Cash reserved for users	(152)	-
Accounts receivable, net	687	(473)
Prepaid expenses and other assets	(16,177)	(2,419)
Accounts payable	(5,746)	(8,528)
Accrued expenses and other liabilities	1,987	3,625
Deferred revenue	(1,297)	2,771
Lease liabilities	434	(243)
Net cash used in operating activities	(126,685)	(53,867)

Cash flows from investing activities
Cash portion paid for acquisition	-	(1,740)
Purchases of property and equipment	(857)	(639)
Capitalization of internal use software	(1,026)	-
Purchase of intangible assets - gaming	(700)	-
Payments for market access and license fee deposits	(3,312)	-
Net cash used in investing activities	(5,895)	(2,379)

Cash flows from financing activities
Proceeds from the issuance of common stock / At-the-market offering, net of offering costs	203,765	-
Proceeds from convertible note, net of issuance costs	-	389,946
Proceeds from exercise of stock options	443	776
Proceeds from the exercise of common stock warrants	5,000	812
Repayments of notes payable and long-term borrowings	-	(6,574)
Net cash provided by financing activities	209,208	384,960

Net increase in cash, cash equivalents and restricted cash	76,628	328,714
Cash, cash equivalents and restricted cash at beginning of period	379,406	136,221
Cash, cash equivalents and restricted cash at end of period	$456,034	$464,935

Supplemental disclosure of cash flows information:
Interest paid	6,647	327

Non cash financing and investing activities:
Conversion of Series AA preferred stock to common stock	-	406,665
Issuance of treasury stock in connection with acquisitions	-	8,538
Reclassification of the equity components of the 2026 Convertible Notes to liability upon adoption of ASU 2020-06	75,264	-
Cashless exercise of warrants	5,249	14,991
Accrued expenses - At-the-market offering	19	-

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Key Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Attachments

Attachments are incremental add-ons sold on top of the base subscription.

Subscriber Acquisition Cost (SAC)

Subscriber Acquisition Cost (SAC) reflects total GAAP sales and marketing expenses less headcount related to sales and marketing spend for a given period divided by Gross Paid Subscriber Additions for the same period.

Monthly Subscription Average Revenue per User (Monthly Sub ARPU)

Sub ARPU (Average Revenue Per User) is a fuboTV measure defined as total subscriber revenue collected in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

Monthly Advertising Average Revenue per User (Monthly Ad ARPU)

Ad ARPU (Average Revenue Per User) is a fuboTV measure defined as total advertising revenue in the period divided by the average daily paid subscribers in such period divided by the number of months in the period.

Monthly Average Revenue per User (Monthly ARPU)

We believe Monthly Average Revenue Per User (ARPU) is a relevant measure to gauge the revenue received per subscriber on a monthly basis. ARPU is a fuboTV measure defined as total revenue collected in the period (subscriber and advertising revenues excluding other revenues), also known as Platform Bookings, divided by the average daily paid subscribers in such period divided by the number of months in the period.

Average Cost Per User (ACPU)

We believe Monthly Average Cost Per User (ACPU) is a relevant measure to gauge our expenses per subscriber. ACPU reflects COGS per user defined as subscriber related expenses less payment processing for deferred revenue, In-App-Billing (IAB) fees for deferred revenue and other subscriber related expenses in a given period, divided by the average daily subscribers in the period, divided by the number of months in the period.

Adjusted Contribution Margin

We believe Adjusted Contribution Margin (ACM) is a relevant metric to gauge our per-subscriber profitability. ACM is a non-GAAP measure that measures costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, impairment of intangibles, other expenses, and one-time non-cash expenses.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by revenue.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net Loss Attributable to Controlling Interest, adjusting for stock-based compensation, change in fair value of warrants, amortization of debt discount, amortization of intangible assets and other non-cash items.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

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Reconciliation of Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, ARPU, Sub ARPU, Ad ARPU, ACPU, Adjusted Contribution Margin, Adjusted Net Loss and Adjusted EPS are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables reconcile the most directly comparable GAAP financial measure to the non-GAAP financial measure.

15

fuboTV Inc.

Reconciliation of Revenue to North America Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to North America Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Revenue (GAAP)	$242,019	$119,720
Add (Subtract):
ROW Revenue	(5,545)	(103)
Wagering	301	-
Prior period subscriber deferred revenue	(43,734)	(17,345)
Current period subscriber deferred revenue	42,414	20,118
Non-GAAP North America Platform Bookings	235,455	122,390
Divide:
Average Subscribers	1,104,999	583,780
Months in Period	3	3
Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.03	$69.88

Subscriber Related Expenses (GAAP)	$245,661	$113,307
Add (Subtract):
Payment Processing for Deferred Revenue (current period)	(302)	(64)
In-App Billing Fees for Deferred Revenue (current period)	(244)	6
Minimum Guarantees and Content Credits	(4,199)	4,438
Payment Processing for Deferred Revenue (prior period)	36	53
In-App Billing Fees for Deferred Revenue (prior period)	3	13
Other Subscriber Related Expenses	(3,699)	(1,738)
Non-GAAP COGS	237,256	116,015
Divide:
Average Subscribers	1,104,999	583,780
Months in Period	3	3
Non-GAAP North America Monthly Average Cost per User (Monthly ACPU)	$71.57	$66.24

Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.03	$69.88
Subtract:
Non-GAAP North America Monthly Average Cost per User (Monthly ACPU)	$71.57	$66.24
Divide:
Non-GAAP North America Monthly Average Revenue per User (Monthly ARPU)	$71.03	$69.88
Non-GAAP North America Adjusted Contribution Margin	-0.8%	5.2%

16

fuboTV Inc.

Reconciliation of Revenue to ROW Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to ROW Non-GAAP COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Revenue (GAAP)	$242,019	$119,720
Add (Subtract):
North America Streaming Revenue	(236,775)	(119,617)
Wagering	302	-
Molotov Pre-acquisition Revenue	-	3,242
Non-GAAP ROW Platform Bookings	5,546	3,345
Divide:
Average Subscribers	242,369	148,649
Months in Period	3	3
Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$7.63	$7.50

Subscriber Related Expenses (GAAP)	$245,661	$113,307
Add (Subtract):
North America Streaming Subscriber Related Expenses	(240,738)	(113,245)
Non-GAAP one-time non-cash operating expenses	1,162	-
Molotov Pre-acquisition Subscriber Related Expenses	-	7,098
Non-GAAP COGS	6,085	7,160
Divide:
Average Subscribers	242,369	148,649
Months in Period	3	3
Non-GAAP ROW Monthly Average Cost per User (Monthly ACPU)	$8.37	$16.06

Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$7.63	$7.50
Subtract:
Non-GAAP ROW Monthly Average Cost per User (Monthly ACPU)	$8.37	$16.06
Divide:
Non-GAAP ROW Monthly Average Revenue per User (Monthly ARPU)	$7.63	$7.50
Non-GAAP ROW Adjusted Contribution Margin	-9.7%	-114.1%

17

fuboTV Inc.

Reconciliation of Subscription Revenue to North America Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to North America Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$219,168	$107,114
Add (Subtract):
ROW Revenue	(5,163)	(103)
Prior period subscriber deferred revenue	(43,734)	(17,345)
Current period subscriber deferred revenue	42,414	20,118
Non-GAAP North America Subscription Platform Bookings	212,685	109,784
Divide:
Average Subscribers	1,104,999	583,780
Months in Period	3	3
Non-GAAP North America Monthly Subscription Average Revenue per User (Monthly Sub ARPU)	$64.16	$62.69

Advertising Revenue (GAAP)	$23,152	$12,606
Add (Subtract):
ROW Revenue	(383)	-
Non-GAAP North America Advertising Revenue	22,769	12,606
Divide:
Average Subscribers	1,104,999	583,780
Months in Period	3	3
Non-GAAP North America Monthly Advertising Average Revenue per User (Monthly Ad ARPU)	$6.87	$7.20

18

fuboTV Inc.

Reconciliation of Subscription Revenue to ROW Non-GAAP Subscription ARPU and Reconciliation of Advertising Revenue to ROW Non-GAAP Advertising ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$219,168	$107,114
Add (Subtract):
North America Subscription Revenue	(214,005)	(107,011)
Molotov Pre-acquisition Subscription Revenue	-	3,177
Non-GAAP ROW Subscription Platform Bookings	5,163	3,280
Divide:
Average Subscribers	242,369	148,649
Months in Period	3	3
Non-GAAP ROW Monthly Subscription Average Revenue per User (Monthly Sub ARPU)	$7.10	$7.36

Advertising Revenue (GAAP)	$23,152	$12,606
Add (Subtract):
North America Advertising Revenue	(22,769)	(12,606)
Molotov Pre-acquisition Advertising Revenue	-	65
Non-GAAP ROW Advertising Revenue	383	65
Divide:
Average Subscribers	242,369	148,649
Months in Period	3	3
Non-GAAP ROW Monthly Advertising Average Revenue per User (Monthly Ad ARPU)	$0.53	$0.15

19

fuboTV Inc.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(140,817)	$(70,186)
Depreciation and amortization	11,462	9,210
Stock-based Compensation	19,449	9,374
Non-GAAP one-time non-cash operating expenses	(1,162)	-
Other expense	5,979	5,568
Income tax benefit	(403)	(465)
Adjusted EBITDA	(105,492)	(46,499)

Adjusted EBITDA	(105,492)	(46,499)
Divide:
Revenue	242,019	119,720
Adjusted EBITDA Margin	-43.6%	-38.8%

20

fuboTV Inc.

Reconciliation of Net Loss Attributable to Controlling Interest to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	March 31, 2022	March 31, 2021
	As-Reported	As-Reported
Net loss attributable to common stockholders	$(140,723)	$(70,110)
Stock-based Compensation	19,449	9,374
Other Non-GAAP Adj.*	1,701	585
Amortization of debt discount	600	2,512
Amortization of intangibles	11,052	9,074
Adjusted Net Loss	(107,921)	(48,565)

Weighted average shares outstanding:
Basic and diluted	157,503,479	118,584,166

Adjusted EPS	$(0.69)	$(0.41)

*Includes Change in fair value of warrant liabilities

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# # #

Contacts

Investor Contacts:

Alison Sternberg, fuboTV

asternberg@fubo.tv

JCIR for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Bianca Illion, fuboTV

billion@fubo.tv

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